Exhibit 99.1

Livent Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA

215.299.6000
Livent.com

News Release

Media Contact: Juan Carlos Cruz +1.215.299.6170
Juan.Carlos.Cruz@livent.com
Investor Contact: Daniel Rosen +1.215.299.6208
Daniel.Rosen@livent.com

LIVENT RELEASES THIRD QUARTER 2019 RESULTS

-- Meets Third Quarter Adjusted EPS and Adjusted EBITDA Guidance --
-- Announces MoU for Multi-year Supply of Lithium Hydroxide to LG --
-- Reinforces Commitment to Existing Expansion Plans --
-- Provides First Look at Expected 2020 Volumes --

Third Quarter Highlights

•	Revenue of $97.7 million

•	GAAP net income of $18.0 million and GAAP earnings per diluted share of 12 cents

•	Adjusted EBITDA of $28.2 million; adjusted earnings per share of 12 cents

PHILADELPHIA, November 5, 2019 - Livent Corporation (NYSE: LTHM) today reported results for the third quarter of 2019.
Adjusted EBITDA and adjusted earnings per share were both in-line with the prior quarter and guidance ranges, reflecting favorable product / customer mix and lower costs from sourcing third-party carbonate. Revenue for the third quarter was below previous guidance due to lower carbonate revenues.
In addition to reporting third quarter results, Livent is announcing a memorandum of understanding for a multi-year supply agreement with LG for lithium hydroxide starting in 2020. Under this arrangement, Livent would be committed to supply significant volumes of various specifications of lithium hydroxide to LG for multiple battery applications.
“We are pleased to partner with LG, a respected leader in the global battery industry, to ensure that their rapidly growing needs for the highest quality lithium hydroxide are met,” said Paul Graves, president and chief executive officer of Livent. “We have a long history of being a leading provider of lithium hydroxide for demanding battery applications. Multi-year, multi-application partnerships are core to our strategy of remaining the lithium supply partner of choice in a rapidly growing and evolving market.”

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In the third quarter, Livent commenced construction of its Bessemer City, North Carolina expansion, which will add annual production of 5,000 metric tons of hydroxide. This expansion is scheduled to be completed by the end of 2020. “We remain committed to our capacity expansion plans around the world and are making investment decisions today to ensure we can continue to serve customer commitments in 2020 and beyond, as the shift to high nickel cathode chemistries in EV applications continues to accelerate,” continued Graves.

Guidance and Outlook (1)
Livent has revised its fourth quarter and full-year 2019 guidance to align with its decision to carry up to 4,000 metric tons of hydroxide inventory into 2020 in order to meet higher customer commitments.
Livent expects fourth quarter 2019 revenue to be in the range of $90 million to $100 million. Fourth quarter 2019 Adjusted EBITDA and adjusted earnings per share are projected to range from $21 million to $26 million and 8 cents to 11 cents per diluted share, respectively. For the full-year 2019, Livent expects revenue to be in the range of $400 million to $410 million, Adjusted EBITDA to be in the range of $105 million to $110 million and adjusted earnings per share to be in the range of 44 cents to 47 cents per diluted share.
“In 2020 we expect hydroxide sales volumes for Livent of up to 26,000 metrics tons, with the majority going into multiple battery applications across multiple regions. Our differentiated product and technology portfolio, our expanding set of customer relationships and the strength of our balance sheet provide Livent with the flexibility to continue to execute on our long-term strategic priorities and grow with our customers,” Graves concluded.
The table below provides additional estimates for select financial items:

Full-Year 2019
- Interest expense	$0 - $1	million
- Adjusted tax rate	21 - 23	percent
- Full-year weighted average diluted shares outstanding	~146.5	million
- Depreciation & Amortization	$20 - $22	million
- Adjusted cash from operations	$80 - $90	million
- Capital additions and other investing activities	$210 - $240	million

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Supplemental Information
Livent has posted supplemental information on the web at www.livent.com, including reconciliations of non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP.
About Livent
For more than six decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent employs approximately 800 people throughout the world and operates manufacturing sites in the United States, England, India, China and Argentina. For more information, visit Livent.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Livent, may include projections of Livent’s future financial performance, Livent’s anticipated growth strategies and anticipated trends in Livent’s business. These statements are only predictions based on Livent’s current expectations and projections about future events. There are important factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including a decline in the growth in demand for electric vehicles; adverse global economic conditions; the success of Livent’s research and development efforts; volatility in the price for performance lithium compounds; risks relating to Livent’s planned production expansion and related capital expenditures; reduced customer demand, or delays in growth of customer demand, for higher performance lithium compounds, the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina, China and other countries where Livent has active operations; customer concentration and the possible loss of, or significant reduction in orders from, large customers; failure to satisfy customer quality standards; fluctuations in the price of energy and certain raw materials; failure to achieve the expected benefits of Livent’s separation from FMC as well as the other factors described under the caption entitled “Risk Factors” in Livent’s 2018 Form 10-K filed with the Securities and Exchange Commission on February 28, 2019, the first quarter 2019 Form 10-Q filed with the Securities and Exchange Commission on May 8, 2019, and the second quarter 2019 Form 10-Q filed with the Securities and Exchange Commission on August 7, 2019. Although Livent believes the expectations reflected in the forward-looking statements are reasonable, Livent cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Livent nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Livent is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.

Page 4/ Livent Releases Third Quarter 2019 Results

1.
Although we provide forecasts for adjusted earnings per share, Adjusted EBITDA and adjusted cash from operations, we are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP.  Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast such GAAP measures or to reconcile corresponding non-GAAP financial measures to such GAAP measures without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information. Such elements include, but are not limited to, restructuring, transaction related charges, and related cash activity. As a result, no GAAP outlook is provided.

# # #

LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$97.7	$112.0	$310.0	$322.7
Cost of sales	69.4	62.5	215.2	167.2
Gross margin	28.3	49.5	94.8	155.5
Selling, general and administrative expenses	10.2	4.7	29.2	12.7
Corporate allocations	—	5.6	—	15.7
Research and development expenses	0.9	0.9	2.5	2.9
Restructuring and other charges	0.9	0.4	4.8	2.7
Separation-related costs	2.5	2.4	5.4	2.4
Total costs and expenses	83.9	76.5	257.1	203.6
Income from operations before non-operating pension benefit and settlement charges and income taxes	13.8	35.5	52.9	119.1
Non-operating pension benefit and settlement charges	—	(0.4)	—	(0.2)
Income from operations before income taxes	13.8	35.9	52.9	119.3
Income tax (benefit)/expense	(4.2)	5.9	2.5	19.1
Net income	$18.0	$30.0	$50.4	$100.2
Weighted average common shares outstanding - basic (1)	146.0	123.0	146.0	123.0
Net income per weighted average share - basic	$0.12	$0.24	$0.35	$0.81
Weighted average common shares outstanding - diluted (1)	146.5	123.0	146.4	123.0
Net income per weighted average share - diluted	$0.12	$0.24	$0.34	$0.81
____________________

(1)
For the prior periods presented, the weighted average shares outstanding for both basic and diluted earnings per share was calculated, in accordance with ASC 260, Earnings Per Share, using 123.0 million shares of common stock outstanding, which was the number of shares issued to FMC in part in exchange for the asset contribution by FMC to us. Weighted average shares outstanding for the prior periods excludes the 23.0 million shares of common stock subsequently issued as part of the public offering and over-allotment option exercise.

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LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

The table below provides a reconciliation of Net income to Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In Millions)	2019	2018	2019	2018
Net income (GAAP)	$18.0	$30.0	$50.4	$100.2
Add back:
Income tax (benefit)/expense	(4.2)	5.9	2.5	19.1
Depreciation and amortization	5.8	4.5	15.5	13.1
EBITDA (Non-GAAP) (1)	$19.6	$40.4	$68.4	$132.4
Add back:
Certain Argentina remeasurement losses/(gains) (a)	5.2	(1.0)	5.2	(0.6)
Restructuring and other charges (b)	0.9	0.4	4.8	2.7
Non-operating pension benefit and settlement charges (c)	—	(0.4)	—	(0.2)
Separation-related costs (d)	2.5	2.4	5.4	2.4
Adjusted EBITDA (Non-GAAP) (1)	$28.2	$41.8	$83.8	$136.7
___________________

(1)
In addition to net income, as determined in accordance with U.S. GAAP, we evaluate operating performance using certain non-GAAP measures such as EBITDA, which we define as net income plus interest expense, net, income tax expense/(benefit), depreciation, and amortization, and Adjusted EBITDA, which we define as EBITDA adjusted for certain Argentina remeasurement losses/(gains), restructuring and other charges/(income), non-operating pension expense/(benefit) and settlement charges, and separation-related costs. Management believes the use of these non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. This measure should not be considered as a substitute for net income or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net income.

(a)
Represents charges related to currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion, as well as significant currency devaluations. The remeasurement charges are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.

(b)
We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur.

(c)
Our non-operating pension expense/(benefit) and settlement charges are defined as those costs/(benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our results and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Adjusted EBITDA results noted above. These elements reflect operating costs to our businesses for the employment benefits provided to active employees.

(d)	Represents legal, professional, transaction related fees and other separation related activity.

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RECONCILIATION OF NET INCOME (GAAP) TO
ADJUSTED AFTER-TAX EARNINGS (NON-GAAP)
(Unaudited)

(In Millions, Except Per Share Data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (GAAP)	$18.0	$30.0	$50.4	$100.2
Special charges:
Certain Argentina remeasurement losses/(gains) (a)	5.2	(1.0)	5.2	(0.6)
Restructuring and other charges (b)	0.9	0.4	4.8	2.7
Non-operating pension benefit and settlement charges (c)	—	(0.4)	—	(0.2)
Separation-related costs (d)	2.5	2.4	5.4	2.4
Tax adjustment (e)	(9.4)	(1.5)	(12.6)	(6.8)
Adjusted after-tax earnings (Non-GAAP) (1) (2)	$17.2	$29.9	$53.2	$97.7

Diluted earnings per common share (GAAP)	$0.12	$0.24	$0.34	$0.81
Adjustment from GAAP to Non-GAAP average number of shares outstanding (2)	—	(0.04)	—	(0.13)
Special charges per diluted share, before tax:
Certain Argentina remeasurement losses/(gains), per diluted share	0.03	(0.01)	0.04	—
Restructuring and other charges, per diluted share	0.01	—	0.03	0.02
Separation-related costs per diluted share	0.02	0.02	0.04	0.02
Tax adjustments per diluted share	(0.06)	(0.01)	(0.09)	(0.05)
Diluted adjusted after-tax earnings per share (Non-GAAP) (1)	$0.12	$0.20	$0.36	$0.67
Adjusted average number of shares outstanding used in diluted adjusted after-tax earnings per share computations (Non-GAAP) (2)	146.5	146.5	146.4	146.4
___________________

(1)
The company believes that the Non-GAAP financial measures “Adjusted after-tax earnings” and "Diluted adjusted after-tax earnings per share" provide useful information about the company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of special charges and tax-related adjustments. The company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. As a result, diluted adjusted after-tax earnings is calculated using an adjusted average common shares outstanding (Non-GAAP). Refer to note 2 below for further information.

(2)
The weighted average common shares outstanding (GAAP) for both basic and diluted earnings per share for the three and nine months ended September 30, 2018 on the condensed combined statements of operations was calculated, in accordance with ASC 260, Earnings Per Share, using 123.0 million shares of common stock outstanding, which reflects the number of shares held by FMC prior to the IPO. This results in both basic and diluted earnings per share (GAAP) of $0.24 and $0.81 for the three and nine months ended September 30, 2018, respectively. The weighted average common shares outstanding (GAAP) for basic earnings per share (GAAP) for the three and nine months ended September 30, 2019 was 146.0 million resulting in basic earnings per share (GAAP) of $0.12 and $0.35 for the three and nine months ended September 30, 2019, respectively. The weighted average common shares outstanding (GAAP) for diluted earnings per share (GAAP) was 146.5 million and 146.4 million for the three and nine months ended September 30, 2019, respectively, resulting in diluted earnings per share (GAAP) of $0.12 and $0.34 for the three and nine months ended September 30, 2019, respectively.

Assuming adjusted weighted average shares outstanding of 146.5 million for the three months ended September 30, 2019 and September 30, 2018, adjusted after-tax earnings per share would be $0.12 and $0.20, respectively. Assuming adjusted weighted average shares outstanding of 146.4 million for the nine months ended September 30, 2019 and September 30, 2018, adjusted after-tax earnings per share would be $0.36 and $0.67, respectively.

(a)
Represents charges related to currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion, as well as significant currency devaluations. The remeasurement charges are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.

(b)
We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur.

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(c)
Our non-operating pension expense/(benefit) and settlement charges are defined as those costs/(benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our results and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Adjusted EBITDA results. These elements reflect the operating costs to our businesses for the employment benefits provided to active employees.

(d)	Represents legal, professional, transaction related fees and other separation related activity.

(e)
The company excludes the GAAP tax provision, including discrete items, from the non-GAAP measure of income, and instead includes a non-GAAP tax provision based upon the projected annual non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the company's operational performance.The income tax expense/(benefit) on special charges/(income) is determined using the applicable rates in the taxing jurisdictions in which the special charge or income occurred and includes both current and deferred income tax expense/(benefit) based on the nature of the non-GAAP performance measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In Millions)	2019	2018	2019	2018
Tax adjustments:
Income tax benefit on restructuring, separation-related and other corporate costs	$(0.7)	$(0.5)	$(2.2)	$(1.1)
Revisions to our tax liabilities due to finalization of prior year tax returns	(0.6)	—	(2.0)	(0.8)
Foreign currency remeasurement and other discrete items	(7.6)	—	(9.1)	(4.9)
Other discrete items	(0.5)	(1.0)	0.7	—
Total tax adjustments	$(9.4)	$(1.5)	$(12.6)	$(6.8)

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RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES (GAAP) TO
ADJUSTED CASH FROM OPERATIONS (NON-GAAP)
(Unaudited)

	Nine Months Ended September 30,
(In Millions)	2019	2018
Cash provided by operating activities (GAAP)	$64.9	$62.5
Restructuring and other charges	2.1	0.9
Separation-related activities (1)	25.6	4.5
Adjusted cash from operations (Non-GAAP) (2)	$92.6	$67.9
___________________

(1)
Represents reimbursement to FMC for 2018 income taxes and transaction related costs, pursuant to the Tax Matters Agreement, for which we accrued liabilities at December 31, 2018. Also includes Separation-related costs.

(2)
The company believes that the non-GAAP financial measure “Adjusted cash from operations” provides useful information about the company’s cash flows to investors and securities analysts. Adjusted cash from operations excludes the effects of transaction-related cash flows. The company also believes that excluding the effects of these items from cash provided by operating activities allows management and investors to compare more easily the cash flows from period to period.

RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(In Millions)	September 30, 2019	December 31, 2018
Long-term debt (GAAP) (1)	$90.1	$34.0
Less: Cash and cash equivalents (GAAP)	(23.3)	(28.3)
Net debt (Non-GAAP) (2)	$66.8	$5.7
___________________

(1)	As of September 30, 2019 and December 31, 2018, the Company had no debt maturing within one year.

(2)	The company believes that the non-GAAP financial measure “Net debt” provides useful information about the company’s cash flows and liquidity to investors and securities analysts.

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LIVENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In Millions)	September 30, 2019	December 31, 2018
Cash and cash equivalents	$23.3	$28.3
Trade receivables, net of allowance of $0.1 in 2019 and $0.1 in 2018	86.8	141.4
Inventories, net	74.8	71.8
Prepaid and other current assets	68.7	59.8
Total current assets	253.6	301.3
Property, plant and equipment, net	385.9	275.7
Right of use assets - operating leases, net	17.1	—
Deferred income taxes	13.1	3.0
Other assets	87.1	80.0
Total assets	$756.8	$660.0

Accounts payable, trade and other	$65.5	$72.0
Accrued and other current liabilities	23.7	46.8
Income taxes	0.8	1.6
Total current liabilities	90.0	120.4
Long-term debt, less current portion	90.1	34.0
Operating lease liabilities - long-term	15.6	—
Long-term liabilities	19.2	17.7
Total equity	541.9	487.9
Total liabilities and equity	$756.8	$660.0

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LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(In Millions)	2019	2018
Cash provided by operating activities	$64.9	$62.5
Cash required by investing activities	(125.4)	(47.0)
Cash provided/(used) by financing activities	55.9	(3.1)
Effect of exchange rate changes on cash	(0.4)	1.1
(Decrease)/increase in cash and cash equivalents	(5.0)	13.5
Cash and cash equivalents, beginning of year	28.3	1.2
Cash and cash equivalents, end of year	$23.3	$14.7

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